UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UNUM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

UNUM THERAPEUTICS INC.

200 Cambridge Park Drive, Suite 3100

Cambridge, Massachusetts 02140

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To be held June 18, 2019

Notice is hereby given that the 2019 Annual Meeting of Stockholders, or Annual Meeting, of Unum Therapeutics Inc. will be held on June 18, 2019 at 8:00 a.m. Eastern Time at AC Hotel Boston Cambridge, Alewife A Meeting Space, 10 Acorn Park Drive, Cambridge, Massachusetts 02140. The purpose of the Annual Meeting is the following:

1.

To elect one class I director to our board of directors, to serve until the 2022 annual meeting of stockholders and until her successor has been duly elected and qualified, or until her earlier death, resignation or removal;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

3.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The proposal for the election of directors relates solely to the election of class I directors nominated by the Board of Directors.

Only Unum Therapeutics Inc. stockholders of record at the close of business on April 22, 2019, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of our proxy materials and our 2018 Annual Report to Stockholders, or 2018 Annual Report. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2018 Annual Report. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you are able to attend the meeting in person, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card.

By order of the Board of Directors,

/s/ Charles Wilson, Ph.D.
Charles Wilson, Ph.D.
President and Chief Executive Officer

Cambridge, Massachusetts

April 30, 2019

Page
PROXY STATEMENT	1

PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTORS	5

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS UNUM’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019	10

CORPORATE GOVERNANCE	11

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	23

PRINCIPAL STOCKHOLDERS	25

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	27

REPORT OF THE AUDIT COMMITTEE	28

HOUSEHOLDING	29

STOCKHOLDER PROPOSALS	29

OTHER MATTERS	29

i

UNUM THERAPEUTICS INC.

200 Cambridge Park Drive, Suite 3100

Cambridge, Massachusetts 02140

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 18, 2019

This proxy statement contains information about the 2019 Annual Meeting of Stockholders, or the Annual Meeting, of Unum Therapeutics Inc., which will be held on June 18, 2019 at 8:00 a.m. Eastern Time at AC Hotel Boston Cambridge, Alewife A Meeting Space, 10 Acorn Park Drive, Cambridge, Massachusetts 02140. The board of directors of Unum Therapeutics Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Unum,” “we,” “us,” and “our” refer to Unum Therapeutics Inc. The mailing address of our principal executive offices is Unum Therapeutics Inc., 200 Cambridge Park Drive, Suite 3100, Cambridge, Massachusetts 02140.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2018 available to stockholders on May 2, 2019.

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the JOBS Act), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering in June 2018; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission. Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 18, 2019:

This proxy statement and our 2018 Annual Report to Stockholders are available for viewing, printing and downloading at www.edocumentview.com/UMRX

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission (SEC), except for exhibits, will be furnished without charge to any stockholder upon written request to Unum Therapeutics Inc., 200 Cambridge Park Drive, Suite 3100, Cambridge, Massachusetts 02140, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are also available on the SEC’s website at www.sec.gov.

UNUM THERAPEUTICS INC.

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about May 2, 2019, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice. Our proxy materials, including the Notice of 2019 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e. held for your account by a broker or other nominee), a voting instruction form, and the 2018 Annual Report to Stockholders, or 2018 Annual Report, will be mailed or made available to stockholders on the Internet on or about the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice was mailed to holders of record and beneficial owners of our common stock starting on or about May 2, 2019. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2019 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2018 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of 2019 Annual Meeting of Stockholders, this proxy statement and our 2018 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.

Who is soliciting my vote?

Our Board of Directors, or the Board of Directors, is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 22, 2019.

How many votes can be cast by all stockholders?

There were 30,118,822 shares of our common stock, par value $0.001 per share, outstanding on April 22, 2019, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 22, 2019.

How do I vote?

In Person

If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you hold your shares through a bank or broker and wish to vote in person at the meeting, you must obtain a valid proxy from the firm that holds your shares.

By Proxy

If you do not wish to vote in person or will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. In order to be counted, proxies submitted by Internet must be received by the cutoff time of 11:59 p.m. Eastern Time on June 17, 2019. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I revoke my proxy?

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 11:59 p.m. Eastern Time on June 17, 2019, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Unum Therapeutics Inc., 200 Cambridge Park Drive, Suite 3100, Cambridge, Massachusetts 02140, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

To be elected, the director nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” have no effect on the election of directors.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Computershare Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How may stockholders submit matters for consideration at an annual meeting?

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2020 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than January 2, 2020. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTORS

Our board of directors currently consists of six members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the class I directors are Liam Ratcliffe, M.D., Ph.D. and Robert Perez, and their terms will expire at the Annual Meeting;

•	the class II directors are Bruce Booth, DPhil. and Karen Ferrante, M.D., and their terms will expire at the annual meeting of stockholders to be held in 2020; and

•	the class III directors are Jörn Aldag and Charles Wilson, Ph.D., and their terms will expire at the annual meeting of stockholders to be held in 2021.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

The directorships expiring this year are Class I directorships, currently filled by Liam Ratcliffe, M.D., Ph.D. and Robert Perez. Dr. Ratcliffe and Mr. Perez, who have served as a directors since 2015 and 2018, respectively, were not nominated for re-election and their terms as directors will expire at the Annual Meeting. In order to achieve a more equal balance of membership among the Company’s classes of directors in accordance with the Company’s amended and restated bylaws, it is intended that one of our current directors, Karen Ferrante, M.D., would move from Class II to Class I. To effect this, the board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated Dr. Ferrante for election as a Class I director at the Annual Meeting, and Dr. Ferrante has provided a conditional notice of her intention to resign from Class II of the board of directors, which will only become effective if she is elected by our stockholders to Class I of the board of directors at the Annual Meeting. Assuming she is elected by the stockholders, Dr. Ferrante’s designation will change from a Class II director to Class I director following the Annual Meeting and she will serve as a director until the annual meeting of the stockholders in 2022 and until her successor is duly elected and qualified, or until her earlier death, resignation, or removal. If Dr. Ferrante is not elected by our stockholders to Class I of the board of directors at the Annual Meeting, her conditional resignation will not take effect, and she will continue to serve as a member of the board of directors in Class II.

The nominee is presently a director, and has indicated a willingness to continue to serve as a director, if elected. If the nominee becomes unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our board of directors.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape.

Nominees for Election as Class I Director

The following table identifies our director nominee, and sets forth her principal occupation and business experience during the last five years and her age as of April 22, 2019.

Name	Positions and Offices Held with Unum	Director Since	Age
Karen Ferrante, M.D.	Director	2018	61

Karen Ferrante, M.D. has served as a member of our board of directors since February 2018. Dr. Ferrante is the former Chief Medical Officer and Head of Research and Development of Tokai Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, where she developed treatments for prostate cancer and other hormonally driven diseases between April 2014 and August 2016. From 2007 to July 2013, Dr. Ferrante held senior positions at Millennium Pharmaceuticals, Inc. and its parent company, Takeda Pharmaceutical Company Limited, including Chief Medical Officer and most recently as Oncology Therapeutic Area Head and Cambridge USA Site Head from May 2013 to July 2013. Dr. Ferrante previously held positions of increasing responsibility at Pfizer Global Research and Development and Bristol-Myers Squibb. Dr. Ferrante serves on the board of directors of Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX), MacroGenics, Inc. (Nasdaq: MGNX), and Hutchinson China MediTech Limited (Nasdaq: HDM). Dr. Ferrante also served as a director of Baxalta Inc., a publicly traded global biopharmaceutical company from July 2015 until its acquisition by Shire Pharmaceuticals in June 2016. She holds an M.D. from Georgetown University and a B.S. in chemistry and biology from Providence College. Dr. Ferrante’s qualifications to sit on our board of directors includes her extensive leadership, scientific, business, and managerial experience in the biotechnology industry and her experience and expertise serving as a member of the board of directors of several biotechnology companies.

The proxies will be voted in favor of the above nominee unless a contrary specification is made in the proxy. The nominee has consented to serve as our directors if elected. However, if the nominee is unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The board of directors recommends voting “FOR” the election of Karen Ferrante, M.D. as a class I director, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2022.

Directors Continuing in Office

The following table identifies our directors, and sets forth their principal occupation and business experience during the last five years and their ages as of April 22, 2019.

Name	Positions and Offices Held with Unum	Director Since	Class and Year in Which Term Will Expire	Age
Bruce Booth, DPhil.	Director	2014	Class II—2020	44
Jörn Aldag	Director	2016	Class III—2021	60
Charles Wilson, Ph.D.	Chief Executive Officer, President and Director	2014	Class III—2021	54

Class II Directors (Term Expires at 2020 Annual Meeting)

Bruce Booth, DPhil. has served as Chairman of our board of directors since February 2018 and as a member of our board of directors since October 2014. Dr. Booth joined Atlas Venture in 2005, and currently serves as a partner of Atlas Venture. Previously, from 2004 to 2005, Dr. Booth was a principal at Caxton Health Holdings L.L.C., a healthcare-focused investment firm, where he focused on the firm’s venture capital activities. Dr. Booth serves on the board of several public and privately held companies, including Miragen Therapeutics, Inc. (Nasdaq: MGEN) and Zafgen, Inc. (Nasdaq: ZFGN), among others. Dr. Booth holds a DPhil. in molecular immunology from Oxford University’s Nuffield Department of Medicine and a B.S. in biochemistry from Pennsylvania State University. Dr. Booth’s qualifications to sit on our board of directors include his extensive leadership, executive, managerial and business experience with life sciences companies, including experience in the formation, development, and business strategy of multiple start-up companies in the life sciences sector.

Class III Directors (Term Expires at 2021 Annual Meeting)

Jörn Aldag has served as a member of our board of directors since February 2016. Mr. Aldag has been the Chief Executive Officer at Hookipa Pharma Inc. (formerly Hookipa Biotech AG) since June 2016. Mr. Aldag served as the Chief Executive Officer at uniQure N.V. (formerly, Amsterdam Molecular Therapeutics N.V.) from October 2009 to December 2015 and as an advisor to the board of uniQure N.V. from January 2016 to May 2016. Prior to his tenure at uniQure N.V., Mr. Aldag was President and Chief Executive Officer of Evotec AG from November 1997 to December 2008. Mr. Aldag also served as the Chairman of Molecular Partners AG, Zurich, Switzerland (SWIX:MOLN) from 2007 to 2018. He co-founded G7 Therapeutics AG in 2014, which was acquired by Heptares Therapeutics Ltd. in 2016. Mr. Aldag received business degrees from the Harvard Business School (Advanced Management Program) in 1994 and from the European Business School (Diplom Betriebswirt) in 1982. Mr. Aldag’s qualifications to sit on our board of directors include his extensive leadership, executive, managerial and business experience with life sciences companies.

Charles Wilson, Ph.D. has served as our Chief Executive Officer and Director since March 2014 and as our President since January 2019. From 2008 until he joined Unum, Dr. Wilson was Vice President and Global Head of Strategic Alliances at the Novartis Institutes for BioMedical Research. In this role, he was responsible for partnering to support Novartis’ research and early development efforts through to clinical proof of concept. Dr. Wilson has held both scientific and business management roles in biotechnology, including as co-founder and Chief Technology Officer of Archemix between 2001 and 2008. Dr. Wilson received a B.A. in Biology and Chemistry and an M.A. in Cell Biology from Boston University and a Ph.D. in Biophysics from the University of California, San Francisco. Dr. Wilson completed his post-doctoral training at Harvard University and Massachusetts General Hospital. We believe that Dr. Wilson is qualified to serve on our board of directors due to his extensive knowledge of our company and the life sciences sector.

Directors Not Nominated for Re-Election

The following table identifies our directors whose terms expire at the Annual Meeting and were not nominated by the nominating and corporate governance committee, and sets forth their principal occupation and business experience during the last five years and their ages as of April 22, 2019.

Name	Positions and Offices Held with Unum	Director Since	Class and Year in Which Term Will Expire	Age
Liam Ratcliffe, M.D., Ph.D.	Director	2015	Class I—2019	55
Robert J. Perez	Director	2018	Class I—2019	54

Liam Ratcliffe, M.D., Ph.D. has served as a member of our board of directors since June 2015. Dr. Ratcliffe is a Managing Director at New Leaf Venture Partners where he is focused on biopharmaceutical investing. Dr. Ratcliffe joined New Leaf in September 2008. Dr. Ratcliffe was previously Senior Vice President and Development Head for Pfizer Neuroscience, as well as Worldwide Head of

Clinical Research and Development at Pfizer. Dr. Ratcliffe received his M.D. degree and Ph.D. degree in immunology from the University of Cape Town and his M.B.A. degree from the University of Michigan. Dr. Ratcliffe serves on the board of public companies, including Edge Therapeutics, Inc. (Nasdaq: EDGE) and Deciphera Pharmaceuticals, Inc. (Nasdaq: DCPH). He previously served on the board of Array Biopharmaceuticals, Inc. (Nasdaq: ARRY) (2012-2014). Dr. Ratcliffe’s term expires at the Annual Meeting and he was not nominated for re-election by our nominating and corporate governance committee.

Robert J. Perez has served as a member of our board of directors since February 2018. Mr. Perez is the managing partner of Vineyard Sound Advisors, a biopharmaceutical advisory firm. Mr. Perez is the former Chief Executive Officer of Cubist Pharmaceuticals, Inc., a public pharmaceutical development company, which was acquired by Merck & Company, Inc. in January 2015. Mr. Perez joined Cubist in August 2003 as Senior Vice President, Sales and Marketing. He served as Executive Vice President and Chief Operating Officer from August 2007 to July 2012 and President and Chief Operating Officer from July 2012 to December 2014. Prior to joining Cubist, he served as Vice President of Biogen, Inc.’s CNS business unit. Mr. Perez currently serves as a member of the board of directors of AMAG Pharmaceuticals, Inc. (Nasdaq: AMAG), Cidara Therapeutics, Inc. (Nasdaq: CDTX), Spark Therapeutics, Inc. (Nasdaq: ONCE), and Zafgen, Inc. (Nasdaq: ZFGN), as well as a director on the boards of certain private companies, including Vir Biotechnology, Inc. and Akili Interactive Labs, Inc. He also served as a member of the board of directors of Cubist from April 2014 until January 2015 and as a member of the board of directors of Flex Pharma, Inc. (Nasdaq: FLKS), a public biopharmaceutical company, from 2015 to January 2018. Mr. Perez is the Founder and Chairman of Life Science Cares and has been a member of the Board of Trustees at The Dana Farber Cancer Institute, Inc. since January 2013. Mr. Perez received a B.S. in business from California State University, Los Angeles and an M.B.A. from the Anderson Graduate School of Management at the University of California, Los Angeles. Mr. Perez’s term expires at the Annual Meeting and he was not nominated for re-election by our nominating and corporate governance committee.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiary.

Executive Officers Who Are Not Directors

The following table identifies our executive officers, and sets forth their current positions at Unum and their ages as of April 22, 2019.

Name	Position Held with Unum	Officer Since	Age
Seth Ettenberg, Ph.D.	Chief Scientific Officer	2014	46
Michael Vasconcelles, M.D.	Chief Medical Officer	2015	55
Geoffrey Hodge	Chief Technical Officer	2015	54

Seth Ettenberg, Ph.D. has served as our Chief Scientific Officer since September 2014. From 2005 until he joined Unum, Dr. Ettenberg served as Head of Novartis Oncology Biotherapeutics, Cambridge Site. Dr. Ettenberg is a cancer biologist and drug development scientist with experience building and leading teams in biotechnology and large pharmaceutical drug discovery settings. Dr. Ettenberg received his Ph.D. from the Uniform Services University of the Health Sciences and completed his post-doctoral training at the National Cancer Institute.

Michael Vasconcelles, M.D. has served as our Chief Medical Officer since October 2015. From March 2012 until he joined Unum, Dr. Vasconcelles served as the Senior Vice President, Head, Oncology Therapy Area Unit at Takeda Pharmaceuticals, where he was accountable for the oncology research and development strategy and progression of the oncology portfolio from candidate selection through life cycle management and a member of the research and development executive committee. From 2000 until 2012, Dr. Vasconcelles served in several positions at Genzyme Corporation and Sanofi S.A., including Group Vice President and Global Therapeutic Area Head, Transplant and Oncology. In this capacity, he was also a member of the Oncology Business Unit leadership team. Dr. Vasconcelles is a Clinical Instructor in Medicine at Harvard Medical School and a staff physician at the Dana-Farber Cancer Institute and Brigham & Women’s Hospital. Dr. Vasconcelles received his B.A. from Northwestern University and his M.D. from Northwestern University’s Feinberg School of Medicine.

Geoffrey Hodge has served as our Chief Technical Officer and Senior Vice President of Operations since July 2015. From 2003 and until he joined Unum, Mr. Hodge held several roles at GE Healthcare, the most recent of which was Bioprocess Technology Leader and prior to that Fast Trak Solutions Leader. Prior to GE Healthcare, Mr. Hodge was a co-founder of Xcellerex where he served as its VP of Process Development & Manufacturing. During his tenure at Xcellerex, Mr. Hodge is the inventor of record on multiple technology patents. Mr. Hodge holds a B.A. in Biology from Colgate University and an M.S. in Biotechnology from Worcester

Polytechnic Institute.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

AS UNUM’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE

FISCAL YEAR ENDING DECEMBER 31, 2019

Unum’s stockholders are being asked to ratify the appointment by the audit committee of the board of directors of PricewaterhouseCoopers LLP as Unum’s independent registered public accounting firm for the fiscal year ending December 31, 2019. PricewaterhouseCoopers LLP has served as Unum’s independent registered public accounting firm since 2015.

The audit committee is solely responsible for selecting Unum’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Stockholder approval is not required to appoint PricewaterhouseCoopers LLP as Unum’s independent registered public accounting firm. However, the board of directors believes that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain PricewaterhouseCoopers LLP. If the selection of PricewaterhouseCoopers LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Unum and its stockholders.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Unum incurred the following fees from PricewaterhouseCoopers LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2018 and 2017.

	2018	2017
Audit fees (1)	$665,000	$1,409,200
Audit-related fees(2)	10,000	20,000
Tax fees (3)	15,000	12,000
All other fees (4)

Total fees	$690,000	$1,441,200

(1)

Audit fees consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, and comfort letters, consents and assistance with and review of documents filed with the SEC.

(2)	Audit-related fees consist of services associated with consultations on matters directly related to the audit.
(3)	Tax Fees consist of fees for tax compliance, advice and tax services.
(4)	All other fees represent aggregate fees billed for products and services provided by the independent registered accounting firm other than those fees disclosed above.

Audit Committee Pre-approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2018 and 2017 fiscal years, no services were provided to us by PricewaterhouseCoopers LLP other than in accordance with the pre-approval policies and procedures described above.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of PricewaterhouseCoopers LLP as Unum’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should demonstrate high standards of personal and professional ethics and integrity.

•	Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

•	Nominees should have skills that are complementary to those of the existing board.

•	Nominees should have the ability to assist and support management and make significant contributions to the Company’s success.

•

Nominees should have an understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Unum Therapeutics Inc., 200 Cambridge Park Drive, Suite 3100, Cambridge, Massachusetts 02140, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence

Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that all members of the board of directors, except Dr. Wilson, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Dr. Wilson is not an independent director under these rules because he is an executive officer of the Company.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, https://investors.unumrx.com/corporate-governance.

Audit Committee

Jörn Aldag, Robert Perez and Liam Ratcliffe, M.D., Ph.D. currently serve on the audit committee, which is chaired by Jörn Aldag. At the time of the Annual Meeting, since Mr. Perez and Dr. Ratcliffe were not nominated for re-election by our nominating and corporate governance committee, they will each be stepping down from the audit committee and Karen Ferrante, M.D. and Bruce Booth, DPhil will be appointed to the audit committee.

Our board of directors has determined that each member of the audit committee, with the exception of Dr. Booth, is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Jörn Aldag as an “audit committee financial expert,” as defined under the applicable rules of the SEC.

Dr. Booth will be appointed as a non-independent member of the audit committee pursuant to the exceptional and limited circumstances exemption under Nasdaq Rule 5605, Dr. Booth is not considered independent due to his affiliation with Atlas Venture Fund IX, L.P. Nasdaq Rule 5605(c)(2)(B) has an exception that allows one non-independent member of the Audit Committee “if the board, under exceptional and limited circumstances, determines that membership on the committee is required by the best interests of the Company and its Shareholders.” The board of directors made that determination based on Dr. Booth’s deep understanding of the Company’s internal control systems and financial reporting. Dr. Booth may not serve longer than two years and may not chair the Audit Committee. The remaining two members of the Audit Committee are independent.

During the fiscal year ended December 31, 2018, the audit committee met four times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

Karen Ferrante, M.D., Robert Perez and Liam Ratcliffe, M.D., Ph.D. currently serve on the compensation committee, which is chaired by Liam Ratcliffe, M.D., Ph.D. At the time of the Annual Meeting, since Mr. Perez and Dr. Ratcliffe were not nominated for re-election by our nominating and corporate governance committee, they will each be stepping down from the compensation committee and Bruce Booth, DPhil and Jörn Aldag will be appointed to the compensation committee, and Jörn Aldag will serve as the chair of the compensation committee. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2018, the compensation committee met one time. The compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;

•	reviewing and approving the compensation of our other executive officers;

•	overseeing management’s decisions regarding the compensation of senior management;

•	reviewing and approving grants and awards under incentive-based compensation plans and equity-based plans;

•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•	retaining and approving the compensation of any compensation advisors;

•	reviewing and making recommendations with regards to our policies and procedures for the grant of equity-based awards;

•	evaluating director compensation and making recommendations on director compensation to the board of directors;

•	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and

•	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Nominating and Corporate Governance Committee

Karen Ferrante, M.D., Jörn Aldag and Bruce Booth, DPhil. serve on the nominating and corporate governance committee, which is chaired by Bruce Booth, DPhil. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2018, the nominating and corporate governance committee met four times. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board of directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	reviewing the size and composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines; and

•	overseeing the evaluation of our board of directors and management.

The nominating and corporate governance committee considers candidates for Board of Director membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Identifying and Evaluating Director Nominees. Our Board of Directors is responsible for filling vacancies on our Board of Directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The Board of Directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the Board of Directors’ approval to fill a vacancy or as director nominees for election to the Board of Directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

Board and Committee Meetings Attendance

The full board of directors met five times during 2018. During 2018, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the annual meeting of stockholders to the extent practicable. We did not hold an annual meeting of stockholders in 2018.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our executive officers, directors, employees and certain designated consultants and contractors, including short sales of our securities. Our insider trading policy expressly prohibits, without the advance approval of our audit committee, purchases or sales of puts, calls, or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://investors.unumrx.com/corporate-governance. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board Leadership Structure and Board’s Role in Risk Oversight

Currently, the role of chairman of the board is separated from the role of chief executive officer. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board of directors in its fundamental role of providing advice to, and independent oversight, of management. Our board of directors recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and our corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Unum

Any interested party with concerns about our company may report such concerns to the board of directors or the chairman of our board of directors and nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Unum Therapeutics Inc.

200 Cambridge Park Drive, Suite 3100

Cambridge, Massachusetts 02140

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to Unum’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Unum’s legal counsel, with independent advisors, with non-management directors, or with Unum’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion. Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Unum regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Unum has also established a toll-free telephone number for the reporting of such activity, which is (888) 639-7294 and a website https://www.whistleblowerservices.com/unum.

Director Compensation

The table below shows all compensation paid to or earned by our non-employee directors during the fiscal year ended December 31, 2018. Dr. Wilson, our Chief Executive Officer and a member of our board of directors, did not receive any compensation for his service as a member of our board of directors during 2018. Dr. Wilson’s compensation for service as an employee for fiscal year 2018 is presented below in the “Summary Compensation Table” below.

Name	Fees Earned or Paid In Cash ($)(1)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total($)
Jörn Aldag	$26,979	$ -	$ -	$26,979
Liam Ratcliffe, M.D., Ph.D.	$26,231	$ -	$ -	$26,231
Robert Perez	$199,153	$ -	$ -	$199,153
Karen Ferrante, M.D.	$197,573	$ -	$ -	$197,573
Bruce Booth, D.Phil.	$36,479	$ -	$ -	$36,479

(1)

Amounts represent fees earned in cash for services rendered by each member of the board of directors. Each director elected to receive his or her cash compensation in the form of options to purchase our common stock.

(2)

Amounts shown reflect the grant date fair value of option awards granted during 2018. The grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (ASC Topic 718), disregarding the effect of estimated forfeitures related to service-based vesting. See note 10 to the financial statements in our annual report on Form 10-K for the year ended December 31, 2018 regarding assumptions we made in determining the fair value of option awards.

(3)

As of December 31, 2018, our non-employee directors held the outstanding options to purchase the following number of shares of common stock: Mr. Aldag – 45,115, Dr. Ratcliffe – 3,615, Mr. Perez – 31,932, Dr. Ferrante – 31,718 and Dr. Booth – 5,027.

Under our director compensation policy, which became effective upon the completion of our initial public offering, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairman of each committee receives a higher retainer for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our board of directors. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

Annual Retainer
Board of Directors:
All nonemployee members	$35,000
Additional retainer for Non-Executive Chairman of the Board	$30,000
Audit Committee:
Chairman	$15,000
Non-Chairman members	$7,500
Compensation Committee:
Chairman	$10,000
Non-Chairman members	$5,000
Nominating and Corporate Governance Committee:
Chairman	$8,000
Non-Chairman members	$4,000

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our board of director and committee meetings.

Pursuant to our director compensation policy, directors are given the opportunity to elect to receive all or a portion of their retainer and committee fees in the form of an equity award of (a) unrestricted shares having a grant date fair value equal to the amount (or portion thereof) of such retainer and committee fees or (b) stock options to purchase common stock based on the Black-Scholes option-pricing model as of the date of grant. Any such election must be made (i) for any continuing non-employee director, before the start of the calendar year with respect to any cash compensation for such calendar year and (ii) for any new non-employee director, within 30 days of her or his election to the board of directors. Any such stock options are vested upon grant and expire ten years from the date of grant.

In addition, our director compensation policy provides that each new non-employee director elected to our board of directors receives an initial, one-time stock option grant to purchase 28,661 shares of our common stock, which vests in equal monthly installments over three years, subject to continued service as a member of the board of directors. In addition, each continuing non-employee member of the board receives, at the time of the Company’s annual meeting, an annual equity grant of options to purchase 14,331 shares of our common stock, which vests in full upon the earlier of the first anniversary of the date of grant or the date of the next annual meeting of the Company’s stockholders, subject to continued service as a member of the board of directors through such date.

This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Executive Compensation

Our named executive officers for the year ended December 31, 2018 are:

•	Charles Wilson, Ph.D., our chief executive officer; and

•	Michael Vasconcelles, M.D., our chief medical officer; and

•	Christiana Stamoulis, our former president and chief financial officer.

Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years indicated.

	Year	Salary ($)	Bonus ($)	Option awards ($)(1)	Total ($)
Charles Wilson, Ph.D.	2018	486,000	248,160	1,340,955	2,117,115
Chief Executive Officer	2017	360,000	113,400	-	473,400
Michael Vasconcelles, M.D.	2018	415,200	139,824	505,179	1,070,003
Chief Medical Officer	2017	384,844	121,669	473,507	980,020
Christiana Stamoulis (2)	2018	409,300	-	606,995	1,031,995
Former President and Chief Financial Officer	2017	348,750	132,300	473,507	954,557

(1)

Amounts reflect the grant-date fair value of option awards granted in 2017 and 2018 in accordance with ASC Topic 718 disregarding the effect of any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 10 to the financial statements in our annual report on Form 10-K for the year ended December 31, 2018. These amounts do not correspond to the actual value that may be recognized by the executives upon exercise of the options.

(2)	Ms. Stamoulis resigned as our president and chief financial officer and her employment with Unum terminated effective January 31, 2019.

Narrative to Summary Compensation Table

Our board of directors and compensation committee review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, they consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short-and long-term results that are in the best interests of our stockholders, and our desire to incentivize a long-term commitment to our company. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, bonus and long-term incentives.

Our compensation committee has historically determined our executives’ compensation. Our compensation committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executives other than the chief executive officer. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then determines the compensation for each executive officer. In 2018, the compensation committee retained the services of Radford, an AON company, as its external compensation consultant and the board of directors and the compensation committee considered Radford’s input on certain compensation matters as they deemed appropriate. Our compensation committee has assessed the independence of Radford consistent with Nasdaq listing standards and has concluded that the engagement of Radford does not raise any conflict of interest.

Annual base salary

Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions, and has been established by our board of directors taking into account each individual’s role, responsibilities, skills, and experience. Base salaries for our named executive officers are reviewed annually by our compensation committee, typically in connection with our annual performance review process, and adjusted from time to time, based on the recommendation of the compensation committee, to realign salaries with market levels after taking into account individual responsibilities, performance, and experience.

Cash bonus

From time to time, our board of directors or compensation committee may approve annual bonuses for our named executive officers based on individual performance, company performance, or as otherwise determined appropriate.

Long-term equity incentives

Our equity grant program is intended to align the interests of our named executive officers with those of our stockholders and to motivate them to make important contributions to our performance. During the year ended December 31, 2018, we made grants of stock options to each of our named executive officers. The grant date fair values of such awards are set forth in the “Summary Compensation Table” above and the number of shares underlying such awards and the vesting terms of such awards are set forth in the “Outstanding Equity Awards at 2018 Fiscal Year End Table” below.

Outstanding Equity Awards at 2018 Fiscal Year End Table

The following table presents information regarding all outstanding stock options held by each of our named executive officers on December 31, 2018.

		Option awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Charles Wilson, Ph.D.	3/28/2018	—	213,357	(1)	$12.00	3/27/2028

Michael Vasconcelles, M.D.	11/4/2015	218,320	57,452	(2)	$5.23	11/3/2025

	10/27/2017	23,220	56,391	(3)	$9.77	10/26/2027
	3/28/2018	—	80,376	(4)	$12.00	3/27/2028
Christiana Stamoulis	1/29/2015	389,762	8,293	(5)	$0.18	1/28/2025
	4/30/2015	140,484	12,771	(6)	$0.18	4/29/2025

	10/27/2017	23,220	56,391	(7)	$9.77	10/26/2027

	3/28/2018	—	96,577	(8)	$12.00	3/27/2028

(1)Dr. Wilson’s stock option granted on March 28, 2018 vests over four years, with 25% of the shares vesting on the first anniversary of the vesting commencement date, March 16, 2018, and the remaining shares vesting in 36 equal monthly installments thereafter, subject to Dr. Wilson’s continuous service with us.

(2)Dr. Vasconcelles’ stock option granted on November 4, 2015 vests over four years, with 25% of the shares vesting on the first anniversary of the vesting commencement date, October 20, 2015, and the remaining shares vesting in 36 equal monthly installments thereafter, subject to Dr. Vasconcelles’ continuous service with us.

(3) Dr. Vasconcelles’ stock option granted on October 27, 2017 vests over four years, with 25% of the shares vesting on the first anniversary of the vesting commencement date, October 27, 2017, and the remaining shares vesting in 36 equal monthly installments thereafter, subject to Dr. Vasconcelles’ continuous service with us.

(4) Dr. Vasconcelles’ stock option granted on March 28, 2018 vests over four years, with 25% of the shares vesting on the first anniversary of the vesting commencement date, March 16, 2018, and the remaining shares vesting in 36 equal monthly installments thereafter, subject to Dr. Vasconcelles’ continuous service with us.

(5) Ms. Stamoulis’ stock option granted on January 29, 2015 vests over four years, with 25% of the shares vesting on the first anniversary of the vesting commencement date, January 9, 2015, and the remaining shares vesting in 36 equal monthly installments thereafter, subject to Ms. Stamoulis’ continuous service with us

(6) Ms. Stamoulis’ stock option granted on April 30, 2015 vests over four years, with 25% of the shares vesting on the first anniversary of the vesting commencement date, April 30, 2015, and the remaining shares vesting in 36 equal monthly installments thereafter, subject to Ms. Stamoulis’ continuous service with us.

(7) Ms. Stamoulis’ stock option granted on October 27, 2017 vests over four years, with 25% of the shares vesting on the first anniversary of the vesting commencement date, October 27, 2017, and the remaining shares vesting in 36 equal monthly installments thereafter, subject to Ms. Stamoulis’ continuous service with us.

(8) Ms. Stamoulis’ stock option granted on March 28, 2018 vests over four years, with 25% of the shares vesting on the first anniversary of the vesting commencement date, March 16, 2018 and the remaining shares vesting in 36 equal monthly installments thereafter, subject to Ms. Stamoulis’ continuous service with us.

Employment arrangements with our named executive officers

In connection with our IPO, we entered into employment agreements with each of our named executive officers. Each of our named executive officers is employed at will.

Charles Wilson, Ph.D.

For the year ended December 31, 2018, prior to the completion of our IPO, Dr. Wilson’s base salary was $360,000 and his annual cash incentive bonus target was equal to 30% of his base salary. Upon the effectiveness of our IPO, Dr. Wilson’s base salary was increased to $528,000 and his annual cash incentive bonus target was increased to 50% of his base salary.

Dr. Wilson’s employment agreement provides that, in the event that Dr. Wilson’s employment is terminated by us without “cause” or Dr. Wilson resigns for “good reason” (as each is defined in the employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) an amount equal to 12 months of base salary, payable in lump sum within 60 days after the date of termination, (ii) if Dr. Wilson is participating in our group health plan immediately prior to his termination and elects COBRA health continuation, a monthly cash payment until the earlier of 12 months following termination or the end of Dr. Wilson’s COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to Dr. Wilson had he remained employed with us, and (iii) acceleration of equity awards in an amount that would have vested if he had remained employed for an additional 12 months following the date of his termination. The employment agreement also provides that, in lieu of the payments and benefits described above, in the event that Dr. Wilson’s employment is terminated by us without cause or Dr. Wilson resigns for good reason, in either case within 12 months following a “change in control” (as defined in the employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) a lump sum cash payment equal to 18 months of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus 150 percent of his target bonus, (ii) if Dr. Wilson is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of 18 months following termination or the end of Dr. Wilson’s COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to him had he remained employed with us and (iii) full acceleration of all equity awards held by Dr. Wilson.

Dr. Wilson is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Michael Vasconcelles, M.D.

For the year ended December 31, 2018, prior to the completion of our IPO, Dr. Vasconcelles’ base salary was $386,250 and his annual cash incentive bonus target was equal to 30% of his base salary. Upon the effectiveness of our IPO, Dr. Vasconcelles’ base salary was increased to $425,000 and his annual cash incentive bonus target was increased to 35% of his base salary.

Dr. Vasconcelles’ employment agreement provides that, in the event that Dr. Vasconcelles’ employment is terminated by us without “cause” or Dr. Vasconcelles resigns for “good reason” (as each is defined in the employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) an amount equal to nine months of base salary, payable in lump sum within 60 days after the date of termination, (ii) if Dr. Vasconcelles is participating in our group health plan immediately prior to his termination and elects COBRA health continuation, a monthly cash payment until the earlier of nine months following termination or the end of Dr. Vasconcelles’ COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to Dr. Vasconcelles had he remained employed with us, and (iii) acceleration of equity awards in an amount that would have vested if he had remained employed for an additional nine months following the date of his termination. The employment agreement also provides that, in lieu of the payments and benefits described above, in the event that Dr. Vasconcelles’ employment is terminated by us without cause or Dr. Vasconcelles resigns for good reason, in either case within 12 months following a “change in control” (as defined in the employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) a lump sum cash payment equal to 12 months of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus 100 percent of his target bonus, (ii) if Dr. Vasconcelles is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of 12 months following termination or the end of Dr. Vasconcelles’ COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to him had he remained employed with us and (iii) full acceleration of all equity awards held by Dr. Vasconcelles.

Dr. Vasconcelles is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Christiana Stamoulis

Effective January 31, 2019, Ms. Stamoulis resigned from her position of President and Chief Financial Officer of Unum. For the year ended December 31, 2018, prior to the completion of our IPO, her base salary was $360,000 and her annual cash incentive bonus target was 35% of her base salary. Upon the effectiveness of our IPO, Ms. Stamoulis’ annual base salary was increased to $425,000 and her annual cash incentive bonus target remained at 35% of her base salary.

Ms. Stamoulis’ employment agreement provided that, in the event that Ms. Stamoulis’ employment was terminated by us without “cause” or Ms. Stamoulis resigned for “good reason” (as each is defined in the employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, she would have been entitled to receive (i) an amount equal to nine months of base salary, payable in lump sum within 60 days after the date of termination, (ii) if Ms. Stamoulis is participating in our group health plan immediately prior to her termination and elects COBRA health continuation, a monthly cash payment until the earlier of nine months following termination or the end of Ms. Stamoulis’ COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to Ms. Stamoulis had she remained employed with us, and (iii) acceleration of equity awards in an amount that would have vested if she had remained employed for an additional nine months following the date of her termination. The employment agreement also provided that, in lieu of the payments and benefits described above, in the event that Ms. Stamoulis’ employment was terminated by us without cause or Ms. Stamoulis resigns for good reason, in either case within 12 months following a “change in control” (as defined in the employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, she would have been entitled to receive (i) a lump sum cash payment equal to 12 months of her then-current base salary (or her base salary in effect immediately prior to the change in control, if higher) plus 100 percent of her target bonus, (ii) if Ms. Stamoulis is participating in our group health plan immediately prior to her termination, a monthly cash payment until the earlier of 12 months following termination or the end of Ms. Stamoulis’ COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to her had she remained employed with us and (iii) full acceleration of all equity awards held by Ms. Stamoulis.

Ms. Stamoulis was also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Additional Narrative Disclosure

401(k) Plan. We maintain the Unum Therapeutics Inc. 401(k) Plan, a tax-qualified retirement plan for our employees. The 401(k) plan is intended to qualify under Section 401(k) of the Internal Revenue Service Code of 1986, as amended, so that contributions to the 401(k) plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn from the 401(k) plan, and so that contributions by us, if any, will be deductible by us when made. Under the 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to the 401(k) plan.

Health and Welfare Benefits. All of our full-time employees, including our executive officers are eligible to participate in certain medical, disability and life insurance benefit programs offered by us. We pay the premiums for term life insurance and long-term disability for all of our employees, including our executive officers. We also provide all employees, including executive officers, with a flexible spending account plan, an employee stock purchase plan and paid time off benefits including, vacation, sick time and holidays. Although we have adopted an employee stock purchase plan, the Company has not yet made any offerings under such plan. We do not sponsor any qualified or non-qualified defined benefit plans for any of our employees or executives.

Equity Compensation Plan Information

The following table provides information as of December 31, 2018 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders(1)	3,661,982	$5.92	3,107,738
Equity compensation plans not approved by stockholders	-	-	-
Total	3,661,982	$5.92	3,107,738

(1)	Includes the following plans: our 2018 Stock Option and Incentive Plan and our 2018 Employee Stock Purchase Plan.

As of December 31, 2018, a total of 2,793,738 shares of our common stock were reserved for issuance pursuant to the 2018 Stock Option and Incentive Plan, or the 2018 Plan, which number excludes the 1,202,319 shares that were added to the plan as a result of the automatic annual increase on January 1, 2019. The 2018 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2019, by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the board of directors. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2018 Plan and the 2015 Stock Incentive Plan, or the 2015 Plan, will be added back to the shares of common stock available for issuance under the 2018 Plan. The Company no longer makes grants under the 2015 Plan. As of December 31, 2018, a total of 314,000 shares of our common stock have been reserved for issuance pursuant to the 2018 Employee Stock Purchase Plan, or the 2018 ESPP, which number excludes the 300,580 shares that were added to the plan as a result of the automatic annual increase on January 1, 2019. The 2018 ESPP provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2019, by the least of 500,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the administrator. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Executive compensation” and “Director compensation” in this proxy statement and the transactions described below, since January 1, 2017, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2017 and 2018) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Participation in our IPO

Our existing stockholders, including certain affiliates of our directors purchased an aggregate of approximately 1,060,718 shares of our common stock in our initial public offering at the initial public offering price. The following table sets forth the number of shares of our common stock purchased by directors, executive officers and 5% stockholders and their affiliates and the aggregate purchase price paid for such shares.

Name	Shares of Common Stock Purchased	Aggregate Cash Purchase Price
New Leaf(1)	550,000	$6,600,000
Atlas Venture Fund IX, L.P. (2)	94,052	$1,128,624
Aventisub LLC	416,666	$4,999,992
Total	1,060,718	$12,728,616

(1)

Consists of: (i) 275,000 shares of common stock purchased and received by New Leaf Biopharma Opportunities I, L.P. and (ii) 275,000 shares of common stock purchased and received by New Leaf Ventures III, L.P. New Leaf, through its affiliates New Leaf Ventures III, L.P. and New Leaf Biopharma Opportunities I, L.P., is a holder of more than 5% of our capital stock and was formerly affiliated with Liam Ratcliffe, M.D., Ph.D., a member of our board of directors whose term will expire at the Annual Meeting.

(2)

The shares are held directly by Atlas Venture Fund IX, L.P. (“Atlas Venture Fund IX”). The general partner of Atlas Venture Fund IX is Atlas Venture Associates IX, L.P. (“AVA IX LP”). Atlas Venture Associates IX, LLC (“AVA IX LLC”) is the general partner of AVA IX LP. AVA IX LLC, through its affiliates Atlas Venture Fund IX and AVA IX LP, is a holder of more than 5% of our capital stock and is affiliated with Bruce Booth, DPhil., a member of our board of directors.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, we adopted bylaws which provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

We have entered into and in the future plan to enter into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Related person transaction policy

Our board of directors adopted a written related person transactions policy providing that transactions with our directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related person, must be approved by our audit committee. This policy became effective on March 28, 2018, the date our registration statement for our IPO became effective. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar amount involved in the related person transaction;

•	the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the related-party transaction; and

•

any other information regarding the related-party transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 22, 2019 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially owner of greater-than-5.0% of our common stock.

The column entitled “Shares Beneficially Owned” is based on a total of 30,118,822 shares of our common stock outstanding as of April 22, 2019.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 22, 2019 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Unum Therapeutics Inc., 200 Cambridge Park Drive, Suite 3100, Cambridge, Massachusetts 02140.

	Shares beneficially owned
Name and address of beneficial owner(1)	Number	Percentage
5% Stockholders:
Dario Campana, M.D., Ph.D.	5,095,114	16.9%
Atlas Venture Fund IX, L.P. (2)	3,361,535	11.2%
Entities affiliated with New Leaf (3)	1,795,545	6.0%
Aventisub LLC (4)	1,773,481	5.9%
Named Executive Officers and Directors:
Charles Wilson, Ph.D.(5)	5,161,789	17.1%
Michael Vasconcelles, M.D. (6)	309,422	1.0%
Jörn Aldag (7)	48,182	*
Bruce Booth, DPhil. (8)	3,380,033	11.2%
Karen Ferrante, M.D. (9)	23,119	*
Robert Perez (10)	23,979	*
Liam Ratcliffe, M.D., Ph.D. (11)	13,304	*
All executive officers and directors as a group (9 persons)(12)	9,647,841	30.8%

*            Represents beneficial ownership of less than one percent.

(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Unum Therapeutics Inc., 200 Cambridge Park Drive, Suite 3100, Cambridge, Massachusetts 02140.

(2)

Information herein is based on a Schedule 13D filed by Atlas Venture Fund IX, L.P. with the SEC on February 8, 2019. The shares are held directly by Atlas Venture Fund IX, L.P. The general partner of Atlas Venture Fund IX, L.P. is Atlas Venture Associates IX, L.P. (“AVA IX LP”). Atlas Venture Associates IX, LLC (“AVA IX LLC”) is the general partner of AVA IX LP. Bruce Booth, DPhil. is a member of AVA IX LLC and is a member of our board of directors. Bruce Booth, DPhil. disclaims beneficial ownership of the shares held by each of the aforementioned funds except to the extent of their pecuniary interest therein. The address of Atlas Venture Fund IX, L.P., AVA IX LP, and AVA IX LLC is 46 Wareham Street, Boston, MA 02118.

(3)

Information herein is based on a Schedule 13D filed by New Leaf Ventures with the SEC on February 12, 2019. Consists of: (i) 897,772 shares of common stock held by New Leaf Ventures III, L.P., or NLV-III; and (ii) 897,773 shares of common stock held by New Leaf Ventures Biopharma Opportunities I, L.P., or NLV Biopharma. The general partner of NLV-III is New Leaf Venture Associates III, L.P., or NLVA-III. The general partner of NLV Biopharma is New Leaf BPO Associates I, L.P., or NLBA-I. The general partner of both NLVA-III and NLBA-I is New Leaf Venture Management III, L.L.C., or Management-III. Ronald M. Hunt and Vijay K. Lathi are individual members of Management-III, or Individual Members, which is responsible for the investment decisions of NLV-III and Biopharma-I. Each of the Individual Members disclaims beneficial ownership of the shares held by NLV-III and Biopharma-I except to the extent of their pecuniary interest therein. The address of the entities and individuals listed above is 7 Times Square, Suite 3502, New York, New York 10036.

(4)

Information herein is based on a Schedule 13D filed by Sanofi with the SEC on February 11, 2019. Consists of 1,773,481 shares of common stock held by Aventisub LLC, a wholly owned subsidiary of Sanofi. The address of Sanofi is 54 Rue La Boétie, 75008 Paris (France).

(5)	Consists of: (i) 5,095,114 shares of common stock held by Dr. Wilson and (ii) 66,675 shares of common stock underlying options exercisable within 60 days of April 22, 2019.

(6)	Consists of: 309,422 shares of common stock underlying options exercisable within 60 days of April 22, 2019.

(7)	Consists of: 48,182 shares of common stock underlying options exercisable within 60 days of April 22, 2019.

(8)	Consists of: (i) the shares referenced in Footnote (2) and (ii)18,498 shares of common stock underlying options exercisable within 60 days of April 22, 2019.

(9)	Consists of: 23,119 shares of common stock underlying options exercisable within 60 days of April 22, 2019.

(10)	Consists of: 23,979 shares of common stock underlying options exercisable within 60 days of April 22, 2019.

(11)	Consists of: 13,304 shares of common stock underlying options exercisable within 60 days of April 22, 2019.

(12)	See notes 5 through 11 above; also includes Seth Ettenberg, Ph.D. and Geoffrey Hodge, who are executive officers but not named executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.

To our knowledge, based solely on a review of our records and representations made by our directors and officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to 2018, except that Bruce Booth, DPhil., Jörn Aldag, Karen Ferrante, M.D., Robert Perez and Liam Ratcliffe, M.D., Ph.D. did not timely file a Form 4 with respect to transactions on July 26, 2018, which were submitted on September 26, 2018.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Unum’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Unum’s independent registered public accounting firm, (3) the performance of Unum’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Unum’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Unum’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Unum for the fiscal year ended December 31, 2018. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Unum be included in Unum’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS OF UNUM THERAPEUTICS INC.

Jörn Aldag, Chairperson
Robert Perez
Liam Ratcliffe, M.D., Ph.D.

April 30, 2019

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Unum Therapeutics Inc., 200 Cambridge Park Drive, Suite 3100, Cambridge, Massachusetts 02140, Attention: Corporate Secretary, telephone: 617-945-5576. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2020 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 28, 2019. However, if the date of the 2020 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2020 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Unum Therapeutics Inc., 200 Cambridge Park Drive, Suite 3100, Cambridge, Massachusetts 02140, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2020 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 19, 2020 and no later than March 20, 2020. Stockholder proposals and the required notice should be addressed to Unum Therapeutics Inc., 200 Cambridge Park Drive, Suite 3100, Cambridge, Massachusetts 02140, Attention: Corporate Secretary.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2019 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommend a vote FOR the nominee listed and FOR Proposal 2. 1. Election of one Class I director to our board of directors, to serve until the 2022 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. For Withhold 01 - Karen Ferrante 2. Ratification of the Appointment of PricewaterhouseCoopers LLP as Unum Therapeutics Inc.’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019. For Against Abstain Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 417134

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/umrx qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Unum Therapeutics Inc. Notice of 2019 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — June 18, 2019 Charles Wilson, Seth Ettenberg, Michael Vasconcelles, and Geoffrey Hodge, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Unum Therapeutics Inc. to be held on June 18, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59p.m. Eastern Time, on June 17, 2019 Online Go to www.investorvote.com/umrx or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/umrx Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2019 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR the nominee listed and FOR Proposal 2. 1. Election of one Class I director to our board of directors, to serve until the 2022 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. For Withhold 01—Karen Ferrante For Against Abstain 2. Ratification of the Appointment of PricewaterhouseCoopers LLP as Unum Therapeutics Inc.’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 417134 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

2019 Annual Meeting Admission Ticket 2019 Annual Meeting of Unum Therapeutics Inc. Shareholders June 18, 2019, 8:00am ET AC Hotel Boston Cambridge Alewife A Meeting Space 10 Acorn Park Drive, Cambridge, MA 02140 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/umrx Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/umrx IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Unum Therapeutics Inc. Notice of 2019 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — June 18, 2019 Charles Wilson, Seth Ettenberg, Michael Vasconcelles, and Geoffrey Hodge, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Unum Therapeutics Inc. to be held on June 18, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.